SECURITIES AND EXCHANGE COMMISSION

                      WASHINGTON, DC  20549

                             ---------

                             FORM 8-A

        FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
            PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

                         Superior TeleCom Inc.
     ------------------------------------------------------
      (Exact Name of Registrant as Specified in its Charter)


               Delaware                            58-224-8978
     ----------------------------------------   -----------------
     (State of Incorporation or Organization)   (I.R.S. Employer
                                                Identification
                                                no.)

      1790 Broadway, New York, New York               10019
     ----------------------------------------   -----------------
      (Address of principal executive offices)      (Zip Code)


If this Form relates to the        If this Form relates to the
registration of a class of debt    registration of a class of
securities and is effective upon   debt securities and is to
filing pursuant to General         become effective
Instruction A(c)(1) please check   simultaneously with the
the following box. [ ]             effectiveness of a concurrent
                                   registration statement under
                                   the Securities Act of 1933
                                   pursuant to General
                                   Instruction A(c)(2) please
                                   check the following box.  [ ]

Securities to be registered pursuant to Section 12(b) of the Act:

     Title of Each Class           Name of Each Exchange on Which
     to be so Registered           Each Class is to be Registered
     -------------------           ------------------------------

Common Stock, par value $.01       New York Stock Exchange, Inc.
per share

Securities to be registered pursuant to Section 12(g) of the Act:

                              None

                         (Title of class)
Item 1.   Description of Registrant's Securities to be
          Registered.

     See "Description of Capital Stock" in the Company's
     Registration Statement on Form S-1 (Registration No. 333-
     09933) filed with the Securities and Exchange Commission, which information is hereby incorporated herein by reference.


Item 2.   Exhibits: The following exhibits have been or will be
                    filed with the New York Stock Exchange, Inc.
                    as part of the Company's Listing Application:

     1.   Registration Statement on Form S-1 (Registration No.
          333-09933).

     2. Certificate of Incorporation of Superior TeleCom Inc., as amended

     3.   Bylaws of Superior TeleCom Inc.

     4.   Specimen of security being registered.






























                            SIGNATURE



          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                   Superior TeleCom Inc.
                              -----------------------------------
                                       (Registrant)



Date:  September 9, 1996      By: /s/ Stewart H, Wahrsager
                                   Name: Stewart H. Wahrsager
                                   Title: Secretary